                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                                            For further information contact:


                                    John Schoen           Jack Seller
                                    CFO                   Director, Marketing
                                    PCTEL, Inc.           PCTEL, Inc.
                                    (773)-243-3000        (773) 243-3016
                                                          jack.seller@pctel.com

                      PCTEL REPORTS RECORD WIRELESS REVENUE

                      TOTAL REVENUE GROWS TO $18.3 MILLION

                  59 PERCENT GROWTH OVER SAME QUARTER LAST YEAR

                  ANTENNA PRODUCTS GROUP REACHES $13.4 MILLION

CHICAGO, IL - JULY 28, 2005 - PCTEL, Inc. (NASDAQ: PCTI), a global leader in simplifying broadband mobility, today announced financial results for the quarter ending June 30, 2005. The company reported revenue of $18.3 million for the period, including $18.0 million of wireless revenue and $0.3 million of modem related licensing revenue. This compares with $11.5 million of revenue in the same quarter of 2004, which included $10.1 million of wireless revenue and $1.4 million of modem related licensing revenue. Wireless revenues increased 24 percent over the first quarter of 2005. The increase in revenues reflects the strong contribution of new antenna product lines such as satellite radio demonstration systems, Wi-Fi, and GPS and the continued demand for UMTS scanners and the Mobility Solutions Group (MSG) connectivity solutions.


Net loss for the quarter was $(0.3) million, or $(0.02) per diluted share, compared to a net loss of $(0.7) million, or $(0.03) per diluted share for the second quarter of 2004. Results include non-cash based expenses related to amortization of intangible assets from acquisitions and non-cash compensation related to restricted stock. The sum of those expenses in the second quarter of 2005 and 2004 were $1.8 million and $1.1 million, respectively.

On July 4, PCTEL acquired Sigma Wireless Technologies Limited, a company based in Ireland that develops and distributes variable tilt antennas that are crucial to the deployment of UMTS networks. The results of Sigma's operations will be included in the company's results starting in the third quarter 2005.


          "We continue to make progress," said Marty Singer, PCTEL's Chairman and CEO. "During the past quarter we saw extraordinary demand for our antenna products as we completed our move to our new facility. At the same time, the global shift to the new UMTS networks has created strong demand for our high performance, multi-mode scanners. This trend also has created a requirement for the integrated variable tilt antenna technology that we recently acquired with Sigma Wireless Technologies. Finally, we launched our VoIP Roaming Client and we have established a strong customer footprint that will continue to grow. Our recent announcements describing our relationships with Kyocera, NTT DoCoMo and NTT Communications reflect the traction with our Roaming Client products," added Singer.



The growth in UMTS networks is favorably impacting revenue, according to the company. So far year to date, the revenue related to UMTS scanners is a major driver of the revenue growth from last year in our RF Solutions Group.


Cash and short-term investments on June 30, 2005 were $82.1 million, compared to $84.1 million on March 31, 2005. As of June 30, 2005, the company has repurchased 2.0 million out of the 2.5 million shares authorized by the Board of Directors under its share buyback program. No shares were repurchased during the second quarter.

CONFERENCE CALL/WEBCAST

The company will hold a conference call at 5:15 PM CDT (6:15 PM EDT) today, Thursday, July 28, 2005 with Marty Singer, chairman and chief executive officer, and John Schoen, chief financial officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (800) 289-0508 (U.S./Canada) or (913) 981-5550 (international).

To listen via the Internet, please visit, www.pctel.com, or http://investor.pctel.com/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL's web site at www.pctel.com or by calling (888) 203-1112 (U.S./Canada) or (719) 457-0820 (international) access code: 1282043.

ABOUT PCTEL

PCTEL, Inc. (Nasdaq:PCTI), is a global leader in simplifying broadband mobility. PCTEL's Antenna Products Group (http://antenna.pctel.com) designs, distributes, and supports innovative antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications. PCTEL's Mobility Solutions' (http://mobilitysolutions.pctel.com) software tools provide secure, access independent, remote connectivity to the Internet and VoIP capability for converged handsets. PCTEL's RF Solutions' (http://rfsolutions.pctel.com) portfolio of OEM receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks.


PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications, wireless and antenna patents, issued or pending. The company's products are sold or licensed to wireless carriers, wireless ISPs, distributors, system integrators, wireless test and measurement companies, wireless network equipment and handset manufacturers, PC card manufacturers and government agencies. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL's expectations regarding the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

                                   PCTEL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                                         Three Months Ended             Six Months Ended
                                                                              June 30,                      June 30,
                                                                      -----------------------       -----------------------
                                                                        2005           2004           2005           2004
                                                                      --------       --------       --------       --------
REVENUES                                                              $ 18,313       $ 11,498       $ 33,320       $ 22,188
COST OF REVENUES (includes non-cash compensation of $6
and $0 for the three months, and $8 and $0 for the six months
respectively)                                                            9,609          4,233         17,178          8,002
                                                                      --------       --------       --------       --------
GROSS PROFIT                                                             8,704          7,265         16,142         14,186
                                                                      --------       --------       --------       --------
OPERATING EXPENSES:
  Research and development (includes non-cash
    compensation of $70 and $27 for the three months, and $120 and
    $52 for the six months, respectively)                                2,434          2,154          4,905          4,210
  Sales and marketing (includes non-cash compensation of
    $183 and $76 for the three months, and $315 and $142 for the
    six months, respectively)                                            2,934          2,611          6,048          5,612
  General and administrative (includes non-cash
    compensation of $663 and $243 for the three months, and $1,140
    and $461 for the six months, respectively)                           3,865          3,466          8,031          6,859
  Amortization of other intangible assets                                  854            711          1,737          1,422
  Restructuring charges                                                    (70)            (8)           (70)           (59)
  Gain on sale of assets and related royalties                            (500)          (500)        (1,000)        (1,000)
                                                                      --------       --------       --------       --------
     Total operating expenses                                            9,517          8,434         19,651         17,044
                                                                      --------       --------       --------       --------

LOSS FROM OPERATIONS                                                      (813)        (1,169)        (3,509)        (2,858)
OTHER INCOME, NET                                                          431            271            970            510
                                                                      --------       --------       --------       --------
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES                          (382)          (898)        (2,539)        (2,348)
PROVISION (BENEFIT) FOR INCOME TAXES                                       (60)          (190)           101         (1,172)
                                                                      --------       --------       --------       --------
NET LOSS                                                              $   (322)      $   (708)      $ (2,640)      $ (1,176)
                                                                      ========       ========       ========       ========

Basic loss per share                                                  $  (0.02)      $  (0.03)      $  (0.13)      $  (0.06)
Shares used in computing basic loss per share                           20,135         20,259         19,601         20,074

Diluted loss per share                                                $  (0.02)      $  (0.03)      $  (0.13)      $  (0.06)

Shares used in computing diluted loss per share                         20,135         20,259         19,601         20,074

                                   PCTEL, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)


                                                         June 30,      December 31,
                                                           2005            2004
                                                        ---------      ------------
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                            $  81,864       $  83,887
   Restricted cash                                            208             208
   Accounts receivable, net                                13,153          10,819
   Inventories, net                                         8,932           8,554
   Prepaid expenses and other assets                        2,760           2,969
                                                        ---------       ---------
          Total current assets                            106,917         106,437
PROPERTY AND EQUIPMENT, net                                 9,853           9,746
GOODWILL                                                   14,105          14,114
OTHER INTANGIBLE ASSETS, net                                9,891          11,628
OTHER ASSETS                                                1,797             180
                                                        ---------       ---------
TOTAL ASSETS                                            $ 142,563       $ 142,105
                                                        =========       =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                     $   2,700       $   1,085
   Income taxes payable                                     5,453           5,692
   Deferred revenue                                         2,679           1,738
   Accrued liabilities                                      7,845          10,151
                                                        ---------       ---------
          Total current liabilities                        18,677          18,666

LONG-TERM LIABILITIES                                       1,431             516
                                                        ---------       ---------

          Total liabilities                                20,108          19,182
                                                        ---------       ---------

STOCKHOLDERS' EQUITY:
   Common stock                                                21              21
   Additional paid-in capital                             164,942         160,180
   Deferred compensation                                   (6,982)         (4,422)
   Accumulated deficit                                    (35,578)        (32,939)
   Accumulated other comprehensive income                      52              83
                                                        ---------       ---------
          Total stockholders' equity                      122,455         122,923
                                                        ---------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 142,563       $ 142,105
                                                        =========       =========